                                                                 EXHIBIT h(1)(i)


                               AMENDED SCHEDULE A

                                     TO THE

                            ADMINISTRATION AGREEMENT

                                   BETWEEN

                                ING MUTUAL FUNDS

                                       AND

                             ING FUNDS SERVICES, LLC

                                                  ADMINISTRATIVE FEE
                                                  ------------------           LAST CONTINUED/
               SERIES                            (as a percentage of          APPROVED BY BOARD                  REAPPROVAL DATE
               ------                         average daily net assets)       -----------------                  ---------------
ING Emerging Countries Fund                             0.10%                 August 20, 2002                   September 1, 2003
ING Global Real Estate Fund                             0.10%                 August 20, 2002                   September 1, 2003
ING International Fund                                  0.10%                 August 20, 2002                   September 1, 2003
ING International SmallCap Growth Fund                  0.10%                 August 20, 2002                   September 1, 2003
ING Precious Metals Fund                                0.10%                 August 20, 2002                   September 1, 2003
ING Russia Fund                                         0.10%                 August 20, 2002                   September 1, 2003
ING Worldwide Growth Fund                               0.10%                 August 20, 2002                   September 1, 2003
ING Global Equity Dividend Fund*                        0.10%                 February 25, 2003                 September 1, 2004
ING Foreign Fund*                                       0.10%                 May 29, 2003                      September 1, 2004

*This Amended Schedule A to the Administration Agreement will be effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund.